FOR IMMEDIATE RELEASE

SAEXPLORATION EXTENDS ALASKAN JOINT VENTURE WITH KUUKPIKS THROUGH 2020

January 18, 2018 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW), or SAE, today announced that it has entered into an agreement to extend its joint venture with the Kuukpik Corporation to December 31, 2020. The Kuukpik Corporation is an Alaskan Native Corporation that represents the Village of Nuiqsut and administers, on behalf of its shareholders, the surface rights in the Colville River Delta area of the North Slope of Alaska, including the Alpine oil field. The joint venture was formed on November 19, 2012 for the purpose of performing contracts for the acquisition and development of geophysical and seismic data and for geophysical and seismic services and any and all related work anywhere on the North Slope of Alaska.
Jeff Hastings, Chairman and CEO of SAE, commented, “We are very pleased to have the opportunity to work with such a highly valued partner for another three years. A dedication to positive interaction with the local community, social responsibility and a focus on uncompromising environmental stewardship have been and will continue to be the core principles of the partnership. We appreciate the confidence and support the Kuukpik Board and shareholders have demonstrated in SAE by agreeing to extend our joint venture.”
Notwithstanding the information disclosed herein, the key terms and conditions of the amended agreement remain unchanged to those of the original agreement. SAE’s and Kuukpik’s percentage ownership interests in the joint venture are 49% and 51%, respectively. Additional details and information regarding the agreement and its impact on SAE’s accounting policies and procedures will be disclosed in SAE’s filings with the Securities and Exchange Commission.
About SAExploration Holdings, Inc.
SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and West Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of logistical support and in-field data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska,

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Canada, Peru, Colombia, Bolivia, Brazil and New Zealand. For more information, please visit SAE’s website at www.saexploration.com.
The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.
Forward Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE's financial condition, results of operations and business and SAE's expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Contact
SAExploration Holdings, Inc.
Ryan Abney
Vice President, Finance
(281) 258-4400
rabney@saexploration.com

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